Filed Pursuant to Rule 424(b)(5)
Registration No. 333-243712
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)(2)
Common Stock, par value $0.001 per share	$93,033,989	$12,075.81

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-243712) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

(2)
This prospectus supplement relating to the remaining unsold shares of common stock pursuant to the Registrant’s At the Market Offering Sales Agreement supersedes and replaces the prospectus supplement filed on August 11, 2020 relating to the offer and sale of the remaining unsold shares of common stock pursuant to the Registrant’s At the Market Offering Sales Agreement. The Registrant did not make and will not make any offers or sales of common stock pursuant to the prospectus supplement filed on August 11, 2020. Pursuant to Rule 457(p) under the Securities Act, the Registrant is applying the $12,211.65 registration fee relating to such unsold shares of common stock paid in connection with the filing of the prospectus supplement filed on August 11, 2020 to offset the total registration fee due hereunder.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 10, 2020)
Up to $93,033,989
Common Stock

We entered into an At the Market Offering Sales Agreement, or the sales agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, and RBC Capital Markets, LLC, or RBC, on August 7, 2019, relating to the offer and sale from time to time of shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $125,000,000 through, at our option, Cantor Fitzgerald or RBC, acting as a sales agent. As of the date of this prospectus supplement, we had issued and sold shares of our common stock having an aggregate offering price of $31,966,011 pursuant to the sales agreement and a prior prospectus supplement dated August 7, 2019 and an accompanying prospectus dated August 24, 2017. This prospectus supplement and the accompanying prospectus relate to the offer and sale of the remaining shares of our common stock pursuant to the sales agreement having an aggregate offering price of up to $93,033,989. We will not make any further offers or sales of our common stock pursuant to such prior prospectus supplement and the accompanying prospectus.
Our common stock trades on The Nasdaq Global Select Market under the symbol “PTCT”. On August  20, 2020, the last sale price of our common stock as reported on The Nasdaq Global Select Market was $48.47 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. We will submit orders to only one sales agent relating to the sale of shares of our common stock under the sales agreement on any given day. Cantor Fitzgerald and RBC will not be required to sell any specific amount but will act as our sales agents using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between us and Cantor Fitzgerald and RBC. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Cantor Fitzgerald and RBC will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share of shares sold by such sales agent under the sales agreement. In connection with the sale of our common stock on our behalf, each of Cantor Fitzgerald and RBC may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor Fitzgerald and RBC will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor Fitzgerald and RBC with respect to certain liabilities, including civil liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement.

Investing in our common stock involves risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cantor	RBC Capital Markets
The date of this prospectus supplement is August 21, 2020.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-ii

ABOUT THIS PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not and Cantor Fitzgerald & Co., or Cantor Fitzgerald, and RBC Capital Markets, LLC, or RBC, have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We, Cantor Fitzgerald and RBC take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.
Other than in the United States, no action has been taken by us, Cantor Fitzgerald or RBC that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
This prospectus supplement supersedes and replaces the prospectus supplement dated August 10, 2020 relating to the offer and sale of the remaining unsold shares of our common stock pursuant to the sales agreement. We did not make and will not make any offers or sales of our common stock pursuant to such prospectus supplement.

S-iii

Unless the context otherwise indicates, references in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein to “PTC,” “we,” “our,” “us” and “the Company” refer, collectively, to PTC Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, among other things, statements about:
•
expectations with respect to our gene therapy platform, including any potential regulatory submissions and potential approvals, including those related to our gene therapy for the treatment of Aromatic L-Amino Acid Decarboxylase, or AADC deficiency, or PTC-AADC, our manufacturing capabilities and the potential financial impact and benefits of our leased biologics manufacturing facility and the potential achievement of development, regulatory and sales milestones and contingent payments that we may be obligated to make;

•
our ability to negotiate, secure and maintain adequate pricing, coverage and reimbursement terms and processes on a timely basis, or at all, with third-party payors for our products or product candidates that we commercialize or may commercialize in the future;

•
our ability to maintain our marketing authorization of Translarna for the treatment of nonsense mutation Duchenne muscular dystrophy, or nmDMD, in the European Economic Area, or EEA, which is subject to the specific obligation to conduct and submit the results of Study 041 to the European Medicines Agency, or EMA, and annual review and renewal by the European Commission following reassessment of the benefit-risk balance of the authorization by the EMA;

•
our ability to enroll, fund, and complete Study 041, a multicenter, randomized, double-blind, 18-month, placebo-controlled clinical trial of Translarna for the treatment of nmDMD followed by an 18-month open label extension, according to the protocol agreed with the EMA, and by the EMA’s deadline;

•
the anticipated period of market exclusivity for Emflaza for the treatment of DMD in the United States under the Orphan Drug Act of 1983, the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Act;

•
our ability to complete any dystrophin study necessary in order to resolve the matters set forth in the United States Food and Drug Administration’s, or the FDA, denial of our appeal to the Complete Response Letter we received from the FDA in connection with our New Drug Application, or NDA, for Translarna for the treatment of nmDMD, and our ability to perform additional clinical trials, non-clinical studies or CMC assessments or analyses at significant cost;

•
the timing and scope of our commercialization of our products and product candidates;

•
our expectations with respect to the novel coronavirus (COVID-19) pandemic and related response measures and their effects on our business, operations, clinical trials, potential regulatory submissions and approvals, our collaborators, contract research organizations, suppliers and manufacturers;

•
our ability to obtain additional and maintain existing reimbursed named patient and cohort early access programs for our products on adequate terms, or at all;

•
our expectations with respect to the development, regulatory and commercial status of EvrysdiTM (risdiplam) and our program directed against spinal muscular atrophy in collaboration with

S-v

F. Hoffmann La Roche Ltd and Hoffmann La Roche Inc., which we refer to collectively as Roche, and the Spinal Muscular Atrophy Foundation, or the SMA Foundation, and our estimates regarding future revenues from sales-based royalty payments or the achievement of milestones in that program;
•
our expectations and the potential financial impact and benefits related to our Collaboration and Licensing Agreement with Akcea Therapeutics, Inc., or Akcea, including with respect to the timing of regulatory approval of TegsediTM (inotersen) and WaylivraTM (volanesorsen) in countries in which we are licensed to commercialize them, the commercialization of Tegsedi and Waylivra, and our expectations with respect to contingent payments to Akcea based on the potential achievement of certain regulatory milestones and royalty payments by us to Akcea based on our potential achievement of certain net sales thresholds;

•
our estimates regarding the potential market opportunity for our products or product candidates, including the size of eligible patient populations and our ability to identify such patients;

•
our estimates regarding expenses, future revenues, third-party discounts and rebates, capital requirements and needs for additional financing, including our ability to maintain the level of our expenses consistent with our internal budgets and forecasts and to secure additional funds on favorable terms or at all;

•
the timing and conduct of our ongoing, planned and potential future clinical trials and studies in our gene therapy, splicing, Bio-e and oncology programs, studies of PTC923 for phyenylketonuria, or PKU, and studies of PTC299 for COVID-19 as well as studies in our products for maintaining authorizations, label extensions and additional indications, including the timing of initiation, enrollment and completion of the trials and the period during which the results of the trials will become available;

•
our ability to realize the anticipated benefits of our acquisitions or other strategic transactions, including the possibility that the expected impact of benefits from the acquisitions or strategic transactions will not be realized or will not be realized within the expected time period, significant transaction costs, the integration of operations and employees into our business, our ability to obtain marketing approval of our product candidates we acquired from the acquisitions or other strategic transactions and unknown liabilities;

•
the rate and degree of market acceptance and clinical utility of any of our products or product candidates;

•
the ability and willingness of patients and healthcare professionals to access our products and product candidates through alternative means if pricing and reimbursement negotiations in the applicable territory do not have a positive outcome;

•
our ability to complete the FDA post-marketing requirements to the marketing authorization of Emflaza and any other post-marketing requirements for our products;

•
the timing of, and our ability to obtain additional marketing authorizations for our products and product candidates;

•
the ability of our products and our product candidates to meet existing or future regulatory standards;

•
our ability to maintain the current labeling under the marketing authorization in the EEA or expand the approved product label of Translarna for the treatment of nmDMD;

•
the potential receipt of revenues from future sales of our products or product candidates;

•
the potential impact that enrollment, funding and completion of Study 041 may have on our revenue growth;

•
our sales, marketing and distribution capabilities and strategy, including the ability of our third-party manufacturers to manufacture and deliver our products and product candidates in clinically and commercially sufficient quantities and the ability of distributors to process orders in a timely manner and satisfy their other obligations to us;

S-vi

•
our ability to establish and maintain arrangements for the manufacture of our products and product candidates that are sufficient to meet clinical trial and commercial launch requirements;

•
our ability to establish and grow our manufacturing capabilities for our gene therapy platform;

•
our expectations with respect to the potential financial impact and benefits of our leased biologics manufacturing facility and our ability to satisfy our obligations under the terms of the lease agreement for such facility;

•
our ability to satisfy our obligations under the indenture governing our 3.00% convertible senior notes due August 15, 2022 and under the indenture governing our 1.50% convertible senior notes due September 15, 2026;

•
our regulatory submissions, including with respect to timing and outcome of regulatory review;

•
our plans to advance our earlier stage programs and pursue research and development of other product candidates, including our splicing, gene therapy, Bio-e and oncology programs;

•
whether we may pursue business development opportunities, including potential collaborations, alliances, and acquisition or licensing of assets and our ability to successfully develop or commercialize any assets to which we may gain rights pursuant to such business development opportunities;

•
the potential advantages of our products and any product candidate;

•
our intellectual property position;

•
the impact of government laws and regulations;

•
the impact of litigation that has been or may be brought against us or of litigation that we are pursuing against others;

•
our competitive position; and

•
our expectations related to the use of proceeds from this offering.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, particularly in the “Risk Factors” section of this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and the “Risk Factors” section of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 as well as in our future filings we make with the Securities and Exchange Commission, or the SEC, from time to time that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-vii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and the “Risk Factors” section of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus and in our filings with the SEC.
PTC Therapeutics, Inc.
We are a science-driven global biopharmaceutical company focused on the discovery, development and commercialization of clinically-differentiated medicines that provide benefits to patients with rare disorders. Our ability to commercialize products is the foundation that drives our continued investment in a robust diversified pipeline of transformative medicines and our mission to provide access to best-in-class treatments for patients who have an unmet medical need. Our strategy is to bring best-in-class therapies with differentiated clinical benefit to patients affected by rare disorders and to leverage our commercial infrastructure to maximize value for our patients and other stakeholders.
Company Information
We were incorporated under the laws of the State of Delaware on March 31, 1998, under the name PTC Therapeutics, Inc. Our principal executive offices are located at 100 Corporate Court, South Plainfield, New Jersey 07080. Our telephone number is (908) 222-7000. We maintain a website at www.ptcbio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement and the accompanying prospectus solely as an inactive textual reference.

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $93,033,989.
Common stock to be outstanding after this offering
Up to 69,160,092 shares, assuming sales at a price of $48.47 per share, which was the closing price of our common stock on The Nasdaq Global Select Market on August 20, 2020, and an aggregate offering price of $93,033,989. The actual number of shares issued will vary depending on the sales price under this offering. In addition, as there is no minimum offering amount required as a condition to close this offering, the actual number of shares that may be sold is not determinable at this time. See “Dilution” beginning on page S-8 of this prospectus supplement.
Manner of Offering
“At the market offering” that may be made from time to time through, at our option, either of our sales agents, Cantor Fitzgerald and RBC. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement.
Use of proceeds
We intend to use the net proceeds from this offering for working capital and other general corporate purposes. General corporate purposes may include research and development, manufacturing and commercialization expenditures, repayment and refinancing of debt, other capital expenditures and further strategic transactions to expand and diversify our product pipeline, including through the acquisition of assets, businesses, rights to products, product candidates or technologies or through strategic alliances or collaborations.
See “Use of Proceeds” beginning on page S-6 of this prospectus supplement for more information.
Risk Factors
You should read the “Risk Factors” section of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.
Nasdaq Global Select Market symbol
PTCT
The number of shares of our common stock to be outstanding after this offering is based on 67,240,679 shares of our common stock outstanding as of June 30, 2020.
The number of shares of our common stock to be outstanding after this offering excludes:
•
11,954,684 shares of our common stock issuable upon the exercise of outstanding stock options as of June 30, 2020 at a weighted-average exercise price of  $35.84 per share;

•
888,838 shares of our common stock issuable upon the vesting of outstanding restricted stock units as of June 30, 2020;

•
914,406 of our common stock reserved for future issuance under our 2013 Long Term Incentive Plan as of June 30, 2020;

•
442,880 of our common stock reserved for future issuance under our 2020 Inducement Stock Incentive Plan as of June 30, 2020;

•
425,212 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan as of June 30, 2020;

•
the shares of our common stock reserved for issuance upon conversion of our 3.00% convertible senior notes due August 12, 2022; and

•
the shares of our common stock reserved for issuance upon conversion of our 1.5% convertible senior notes due September 15, 2026.

RISK FACTORS
Investing in our common stock involves significant risks. In deciding whether to invest, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors, the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and the “Risk Factors” section of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as well as the other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the SEC, that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks could have a material adverse effect on our business, financial condition, results of operations and prospects and cause the value of our stock to decline, which could cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
Risks Related to this Offering
Our management may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return, if any.
Our management will have broad discretion over the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. You may not agree with the manner in which our management chooses to allocate and spend these net proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce significant income or investments that lose value.
You will suffer immediate dilution of your investment.
The public offering price of our common stock will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent outstanding options are exercised or shares of our common stock are issued upon the vesting of restricted stock units or upon the conversion of our outstanding 3.00% convertible senior notes due August 12, 2022 or our outstanding 1.5% convertible senior notes due September 15, 2026, or collectively, the Convertible Notes, you will incur further dilution. Assuming that an aggregate of 1,919,413 shares of our common stock are sold at a price of $48.47 per share pursuant to this prospectus supplement, which was the last sale price of our common stock as reported on The Nasdaq Global Select Market on August 20, 2020, for an aggregate offering price of approximately $93,033,989 in this offering, and after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $38.88 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2020 after giving effect to this offering and the assumed public offering price. See “Dilution.”
You may experience future dilution as a result of future offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we may sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be our stockholders’ sole source of gain.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the development and growth of our business. The terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.
The issuance of additional shares of our common stock or the sale of shares of our common stock by our stockholders could dilute our stockholders’ ownership interest in the Company and could significantly reduce the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.
We have issued a significant number of equity awards under our equity compensation plans or as inducement grants to new hire employees pursuant to Nasdaq rules. The shares underlying these awards are registered on a Form S-8 registration statement. As a result, upon vesting these shares can be freely exercised and sold in the public market upon issuance, subject to volume limitations applicable to affiliates. The exercise of options and the subsequent sale of the underlying common stock or the sale of restricted stock upon vesting could cause a decline in our stock price. These sales also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
Certain of our employees, executive officers and directors have entered or may enter into Rule 10b5-1 plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the employee, director or officer when entering into the plan, without further direction from the employee, officer or director. A Rule 10b5-1 plan may be amended or terminated in some circumstances. Our employees, executive officers and directors may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.
In addition, the issuance of shares of our common stock upon conversion of our Convertible Notes could dilute our stockholders. We have also engaged in, and may in the future engage in, strategic transactions that could dilute our stockholders’ ownership and cause our stock price to decline. For example, our acquisitions of Censa Pharmaceuticals, Inc., Agilis Biotherapeutics, Inc., or Agilis, and the rights to Emflaza, and the issuance of shares of our common stock to certain former equityholders of Agilis in exchange for the cancellation and forfeiture of their rights to receive certain contingent payments pursuant to the Agilis acquisition agreement, each involved the payment of common stock consideration. The sale or resale of these shares in the public market, or the market’s expectations of such sales, may result in an immediate and substantial decline in our stock price. Such a decline will adversely affect our investors and also might make it difficult for us to sell equity securities in the future at a time and at a price we deem appropriate.
Sales of a substantial amount of our common stock or other securities by our stockholders or by us, or the issuance of shares of our common stock upon conversion of our outstanding Convertible Notes, or any future securities convertible or exchangeable into our common stock or in connection with a strategic transaction or otherwise, could dilute our stockholders, lower the market price of our common stock and impair our ability to raise capital through the sale of equity securities.

USE OF PROCEEDS
We may issue and sell shares of our common stock having an aggregate offering price of up to $93,033,989 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds from this offering for working capital and other general corporate purposes. General corporate purposes may include research and development, manufacturing and commercialization expenditures, repayment and refinancing of debt, capital expenditures and further strategic transactions to expand and diversify our product pipeline, including through the acquisition of assets, businesses, rights to products, product candidates or technologies or through strategic alliances or collaborations. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds.
This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, manufacturing and commercialization efforts, the status of and results from clinical trials and studies, the timing of regulatory submissions and the outcome of regulatory reviews, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. We have no current agreements or commitments for any material acquisition of assets, businesses, rights to products, product candidates or technologies or any material strategic alliances or collaborations.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering.
Our historical net tangible book value as of June 30, 2020 was $572.5 million, or $8.51 per share of our common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding. After giving effect to the assumed sale by us of shares of our common stock having an aggregate offering price of $93,033,989 at an assumed public offering price of $48.47 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on August 20, 2020, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been $663.6 million, or $9.59 per share. This represents an immediate increase in net tangible book value per share of $1.08 to existing stockholders and immediate dilution of $38.88 in net tangible book value per share to new investors purchasing common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.
Assumed public offering price per share		$48.47
Historical net tangible book value per share as of June 30, 2020	$8.51
Increase in net tangible book value per share attributable to shares of common stock to be issued in this offering	$1.08
As adjusted net tangible book value per share after this offering		$9.59
Dilution per share to new investors		$38.88
The foregoing table and calculations are based on actual shares of our common stock outstanding as of June 30, 2020 and exclude as of such date:
•
11,954,684 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of  $35.84 per share;

•
888,838 shares of our common stock issuable upon the vesting of outstanding restricted stock units;

•
914,406 additional shares of our common stock reserved for future issuance under our 2013 Long Term Incentive Plan;

•
442,880 additional shares of our common stock reserved for future issuance under our 2020 Inducement Stock Incentive Plan;

•
425,212 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan;

•
the shares of our common stock reserved for issuance upon conversion of our 3.00% convertible senior notes due August 12, 2022; and

•
the shares of our common stock reserved for issuance upon conversion of our 1.5% convertible senior notes due September 15, 2026.

PLAN OF DISTRIBUTION
We entered into an At the Market Offering Sales Agreement, or the sales agreement, with Cantor Fitzgerald and RBC on August 7, 2019, relating to the offer and sale from time to time of shares of our common stock having an aggregate offering price of up to $125,000,000 through, at our option, Cantor Fitzgerald or RBC, acting as sales agent. As of the date of this prospectus supplement, we had issued and sold shares of our common stock having an aggregate offering price of $31,966,011 pursuant to the sales agreement and a prior prospectus supplement dated August 7, 2019 and an accompanying prospectus dated August 24, 2017. This prospectus supplement and the accompanying prospectus relate to the offer and sale of the remaining shares of our common stock pursuant to the sales agreement having an aggregate offering price of up to $93,033,989. We will not make any further offers or sales of our common stock pursuant to such prior prospectus supplement and the accompanying prospectus. The sales agreement has been filed as an exhibit to a Current Report on Form 8-K dated August 7, 2019.
We will submit orders to only one sales agent relating to the sale of shares of our common stock under the sales agreement on any given day. Upon delivery of a placement notice to a sales agent and subject to the terms and conditions of the sales agreement, such sales agent may offer and sell shares of our common stock by any method permitted by law deemed to be an “at the market offering,” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct such sales agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agents may suspend the offering of common stock upon notice and subject to other conditions.
We will pay the sales agents commissions for their services in acting as agent in the sale of our common stock. A sales agent is entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold by such sales agent under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation and reimbursements, if any, payable to Cantor Fitzgerald and RBC under the terms of the sales agreement, will be approximately $0.2 million.
Settlement for sales of shares of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the applicable sales agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The sales agents will use their commercially reasonable efforts, consistent with their sales and trading practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the shares of common stock on our behalf, the applicable sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of such sales agent (and their respective partners, members, directors, officers, employees and agents) may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each sales agent against certain liabilities, including civil liabilities under the Securities Act.
The offering of shares of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. Either sales agent may terminate the sales agreement, with respect to such sales agent’s rights and obligations under the sales agreement, at any time upon ten days’ prior notice. We may terminate the sales agreement with respect to either or both sales agents at any time upon ten days’ prior notice (or three days’ prior notice in the event there is no placement notice in effect).
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement has been filed as an exhibit to a Current Report on Form 8-K dated August 7, 2019.
The sales agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us, our subsidiaries and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the sales agents will not engage in any market-making activities involving our common stock while the offering is ongoing under this prospectus supplement. This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald or RBC, and each of Cantor Fitzgerald and RBC may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. Cantor Fitzgerald & Co. and RBC Capital Markets, LLC are being represented in connection with this offering by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
The financial statements of Agilis Biotherapeutics, Inc. as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus supplement from our Current Report on Form 8-K filed August 24, 2018 have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ptcbio.com. Our website is not a part of this prospectus supplement and accompanying prospectus and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-35969) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities offered hereby is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement for the 2020 Annual Meeting of Shareholders, filed on April 27, 2020, as supplemented on May 28, 2020;

•
Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020;

•
Current Reports on Form 8-K filed on August 24, 2018 (solely with respect to Item 9.01 and Exhibits 99.3 and 99.4), January 17, 2020 (excluding Item 7.01 and Exhibit 99.1), March 16, 2020 (excluding Item 7.01 and Exhibit 99.1), April 30, 2020 (Film #20835722), May 6, 2020 (excluding Item 7.01 and Exhibit 99.1), June 4, 2020 (excluding Item 7.01 and Exhibit 99.1), June 10, 2020, July 2, 2020, July 20, 2020 (excluding Item 7.01 and Exhibit 99.1), August 7, 2020 and August 11, 2020; and

•
the description of the securities contained in our registration statement on Form 8-A filed on June 14, 2013, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
PTC Therapeutics, Inc.
100 Corporate Court
South Plainfield, New Jersey 07080
(908) 222-7000
Attention: Investor Relations

PROSPECTUS
PTC Therapeutics, Inc.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Units
Warrants
We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. This prospectus may be used to offer shares of our common stock for the account of persons other than us, whom we refer to in this prospectus as “selling stockholders.” You should read this prospectus and any applicable prospectus supplement carefully before you invest.
We or any selling stockholders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common stock by any selling stockholders.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “PTCT.”
Investing in these securities involves significant risks. See the information contained in this prospectus under the heading “Risk Factors” beginning on page 2, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 10, 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings, and selling stockholders may from time to time sell shares of common stock described in this prospectus in one or more offering.
This prospectus provides you with a general description of the securities we or selling stockholders may offer. Each time we or selling stockholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 3 of this prospectus.
We have not authorized anyone to provide you with information different from that contained in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “PTC,” “we,” “our,” “us” and “the Company” refer, collectively, to PTC Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS
Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.
Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ptcbio.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35969) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders, filed on April 27, 2020, as supplemented on May 28, 2020;

•
Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020 ;

•
Current Reports on Form 8-K filed on August 24, 2018 (solely with respect to Item 9.01 and Exhibits 99.3 and 99.4), January 17, 2020 (excluding Item 7.01 and Exhibit 99.1), March 16, 2020 (excluding Item 7.01 and Exhibit 99.1), April 30, 2020 (Film #20835722), May 6, 2020 (excluding Item 7.01 and Exhibit 99.1), June 4, 2020 (excluding Item 7.01 and Exhibit 99.1), June 10, 2020, July 2, 2020, July 20, 2020 (excluding Item 7.01 and Exhibit 99.1) and August 7, 2020; and

•
The description of the securities contained in our registration statement on Form 8-A filed under the Exchange Act on June 14, 2013, including any amendment or report filed for the purpose of updating such description.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
PTC Therapeutics, Inc.
100 Corporate Court
South Plainfield, New Jersey 07080
(908) 222-7000

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
We may not actually achieve the plans, intentions or expectations expressed or implied in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and the information incorporated by reference herein, particularly the factors set forth under the caption “Risk Factors” of this prospectus, under the caption “Risk Factors”, in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and under the caption “Risk Factors”, in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.
You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PTC THERAPEUTICS, INC.
We are a science-driven global biopharmaceutical company focused on the discovery, development and commercialization of clinically-differentiated medicines that provide benefits to patients with rare disorders. Our ability to commercialize products is the foundation that drives our continued investment in a robust diversified pipeline of transformative medicines and our mission to provide access to best-in-class treatments for patients who have an unmet medical need. Our strategy is to bring best-in-class therapies with differentiated clinical benefit to patients affected by rare disorders and to leverage its our commercial infrastructure to maximize value for our patients and other stakeholders.
Our principal executive offices are located at 100 Corporate Court, South Plainfield, New Jersey 07080 and our telephone number is (908) 222-7000.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development, manufacturing and commercialization expenditures, repayment and refinancing of debt, other capital expenditures and strategic transactions to expand and diversify our product pipeline, including through the acquisition of assets, businesses, rights to products, product candidates or technologies or through strategic alliances or collaborations. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common stock by any selling stockholders.

SELLING STOCKHOLDERS
In addition to covering the offering of the securities by us, this prospectus covers the offering for resale of common stock by selling stockholders. Information about selling stockholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities, which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “PTC,” “the Company,” “we,” “our,” and “us” in this section, we mean PTC Therapeutics, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture, and together as the indentures, and the senior trustee and the subordinated trustee are referred to individually as a trustee, and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsubordinated general obligations and will rank equally in right of payment with our other unsubordinated obligations. The subordinated debt securities will constitute our subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “— Certain Terms of the Subordinated Debt Securities — Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.
The debt securities will be our unsecured obligations unless otherwise specified in the applicable prospectus supplement. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.
The applicable prospectus supplement and/or any free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•
the title and type of the debt securities;

•
whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•
the initial aggregate principal amount of the debt securities;

•
the price or prices at which we will sell the debt securities;

•
the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•
the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•
the right, if any, to extend the interest payment periods and the duration of that extension;

• the manner of paying principal and interest and the place or places where principal and interest will be payable;
•
provisions for a sinking fund, purchase fund or other analogous fund, if any;

•
any redemption dates, prices, obligations and restrictions on the debt securities;

•
the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•
any conversion or exchange features of the debt securities;

•
whether the debt securities will be subject to the defeasance provisions in the indenture;

•
whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•
whether the debt securities will be guaranteed as to payment or performance;

•
if the debt securities of the series or, if applicable, any guarantees will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•
any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•
any other material terms of the debt securities.

The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium”, if any.
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•
the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•
the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
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failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

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failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

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certain events of bankruptcy or insolvency, whether or not voluntary; and

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any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement, the default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of and accrued interest, if any, on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except an uncured default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “— Modification and Waiver.”
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

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the holder gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest, if any, on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge.   We can satisfy and discharge our obligations to holders of any series of senior debt securities if:
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we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

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we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

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all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back your senior debt securities and gave you your share of the cash and senior debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you give back to us. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance.   Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any senior series of senior debt securities issued under the indentures.
Legal Defeasance.   We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
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We deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.
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There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back your senior debt securities and gave you your share of the cash and senior debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you give back to us.

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We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance.   Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the senior debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
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We must deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver.   We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
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to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act (the “Trust Indenture Act”);

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to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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to provide for or add guarantors with respect to the senior debt securities of any series;

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to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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to add to, change, or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities; provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

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to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as a separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
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extends the final maturity of any senior debt securities of such series;

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reduces the principal amount of any senior debt securities of such series;

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reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

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reduces the amount payable upon the redemption of any senior debt securities of such series;

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changes the currency of payment of principal of or interest on any senior debt securities of such series;

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reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

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changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

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adversely affects the right to convert or exchange senior debt securities into common stock or other property in accordance with the terms of the senior debt securities; or

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reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Incorporators, Stockholders, Officers, Directors.   The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee.   The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds.   All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law.   The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
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all of the indebtedness of that person for money borrowed;

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all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above; unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, our amended and restated bylaws and applicable provisions of Delaware corporate law. This summary is not complete. You should read our restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our authorized capital stock consists of 125,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of June 30, 2020, there were 67,240,679 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. In general, except (1) for the election of directors, (2) as described below under “— Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects — Super-Majority Voting,” (3) in the future to the extent that we have two or more classes or series of stock outstanding with separate voting rights and (4) as otherwise required by law, any matter to be voted on by our stockholders at any meeting is decided by the vote of the holders of a majority in voting power of the votes cast by the holders of shares of our stock present or represented at the meeting and voting affirmatively or negatively on such matter.
Dividends.   Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.
Liquidation and Dissolution.   In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock.
Other Rights.   Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Transfer Agent and Registrar.   American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.
Nasdaq Global Select Market.   Our common stock is listed on The Nasdaq Global Select Market under the symbol “PTCT.”
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval, subject to any limitations imposed by the Nasdaq Marketplace Rules. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Currently, we have no shares of preferred stock outstanding.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the specific terms of the preferred stock, including, if applicable, the following:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date, and method of calculation for dividends;

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whether dividends will be cumulative and, if cumulative, the date from which dividends will accumulate;

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the relative ranking and preference of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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the procedures for any auction and remarketing;

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the provisions for a sinking fund;

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the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

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the listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock and, if convertible, the conversion price, or how it will be calculated, and the conversion period;

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whether the preferred stock will be exchangeable into debt securities and, if exchangeable, the exchange price, or how it will be calculated, and the exchange period;

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voting rights of the preferred stock;

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preemptive rights;

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restrictions on transfer, sale or other assignment;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The preferred stock could have other rights, including economic rights that are senior to our common stock that could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the shareholders.
Stock Options and Warrants
As of June 30, 2020, we had (i) issued and outstanding options to purchase 11,954,684 shares of our common stock at a weighted average exercise price of $35.84 per share and (ii) 888,838 shares of our common stock issuable upon the vesting of outstanding restricted stock awards and restricted stock units.
Convertible Notes
In August 2015, we issued, at par value, $150.0 million aggregate principal amount of 3.0% convertible senior notes due 2022, or the 2022 Convertible Notes. The 2022 Convertible Notes bear cash interest at a rate of 3.0% per year, payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2016. The 2022 Convertible Notes will mature on August 15, 2022, unless earlier repurchased or converted. The conversion rate for the 2022 Convertible Notes was initially, and remains, 17.7487 shares of our common stock per $1,000 principal amount of the 2022 Convertible Notes, which is equivalent to an initial conversion price of approximately $56.34 per share of our common stock.
In September 2019, we issued, at par value, $287.5 million aggregate principal amount of 1.5% convertible senior notes due 2026, or the 2026 Convertible Notes. The 2026 Convertible Notes bear cash interest at a rate of 1.50% per year, payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2020. The 2026 Convertible Notes will mature on September 15, 2026, unless earlier repurchased or converted. The conversion rate for the 2026 Convertible Notes was initially, and remains, 19.0404 shares of our common stock per $1,000 principal amount of the 2026 Convertible Notes, which is equivalent to an initial conversion price of approximately $52.52 per share of our common stock.
Effects of Authorized but Unissued Stock
We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Global Select Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.
Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects
Delaware Law.   We are subject to Section 203 of the Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:
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a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

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any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.
The prohibition against these transactions does not apply if:
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prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

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the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Staggered Board; Removal of Directors.   Our certificate of incorporation and our bylaws divide our board of directors into three classes with staggered three-year terms. In addition, our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Furthermore, our certificate of incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.
Stockholder Action; Annual and Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Annual meetings of the stockholders are held on the date designated in accordance with our bylaws. Written notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our president or chief executive officer or our board of directors upon written notice, stating the purpose of such meeting, of the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote at the meeting. If our chairman of the board, our president or chief executive officer or our board of directors calls a special meeting of the stockholders to vote on a director nominee, the stockholders of record entitled to vote at such special meeting must have received notice of such special meeting not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (a) the 90th day prior to such special meeting and (b) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.
In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Our bylaws permit a stockholder, or a group of up to 20 stockholders, owning an amount of shares that constitutes 3% or more of our outstanding common stock as of both the date of the director nomination and the record date for determining stockholders entitled to vote at the annual meeting, and continuing to own the shares through the annual meeting date and continuously for at least three years thereafter to nominate and include in our proxy materials director nominees constituting up to 25% of our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered written notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting in any year is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs, to our secretary of the stockholder’s intention to bring such business before the meeting. Except as may otherwise be provided by applicable law, our certificate of incorporation or our bylaws, all elections may be decided by a plurality, and all other questions shall be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions also could discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.
No Action By Written Consent.   Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.
Super-Majority Voting.   The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above.
Directors’ Liability
Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:
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for any breach of the director’s duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

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for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.
We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors. These indemnification agreements may require us, among other things, to indemnify each such director for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any material provisions of the governing unit agreement that differ from those described above.

We may issue units in such amounts and in such numbers of distinct series as we determine.
The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock,” “Description of Depositary Shares” and “Description of Warrants” will apply to each unit, as applicable, and to any debt securities, common stock, preferred stock, depositary shares or warrants included in each unit, as applicable.
Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in the case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares. We may offer warrants separately or together with one or more additional warrants, debt securities, common stock, preferred stock or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of any equity securities purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, common stock, preferred stock or depositary shares with which the warrants are issued and, the number of warrants issued with each security;

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if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

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the number of shares of common stock, the number of shares of preferred stock or the number of depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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any redemption or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES
Each debt security, depositary share, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, depositary shares, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We or a selling stockholder may sell securities:
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to or through underwriters, brokers or dealers;

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through agents;

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directly to one or more other purchasers in negotiated sales or competitively bid transactions;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

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through a combination of any of the above methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We or any selling stockholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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and the proceeds we will receive from the sales of securities;

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any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or re-allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or a selling stockholder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
We may pay expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders.
If so indicated in the applicable prospectus supplement, we or any selling stockholder will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates or any selling stockholder in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
To comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
The financial statements of Agilis Biotherapeutics, Inc. as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus from our Current Report on Form 8-K filed August 24, 2018 have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Up to $93,033,989
Common Stock

PROSPECTUS SUPPLEMENT

CantorRBC Capital Markets